Exhibit 1

JOINT FILING AGREEMENT

WHEREAS, certain of the undersigned are shareholders, direct or beneficial, of ZIM Integrated Shipping Services Ltd. (the “Company”);

NOW THEREFORE, IT IS AGREED, this December 18, 2025, by the undersigned and each other person and entity executing this joint filing agreement (this “Agreement”):

1.          In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.          So long as this Agreement is in effect, each of the undersigned shall provide written notice to Ophir Naor, Adv. of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

3.          Each of the undersigned agrees that any filing with the Securities and Exchange Commission, press release or stockholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be first approved by Mr. Ophir Naor or its representatives.

4.          The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws.

5.          This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

6.          In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

7.         Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ prior written notice to all other parties.

8.          Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

*	This Joint Filing Agreement was executed by Ophir Naor on behalf of the individuals listed above pursuant to Power of Attorney, copies of which are attached as Exhibit 3.

/s/ *
Reading Capital Ltd.
By: Tsahi Avraham

/s/ *
Yaron Shidlo

/s/ *
Ran Gritzerstein

/s/
Barak Capital Ltd.
By: Eyal Shlomo Bakshi

/s/ *
Idan Bakal

/s/ *
Sparta 24 Ltd.
By: Alon Gonen

/s/ *
Shira Bakal

/s/ *
Avraham Bekel

/s/ *
Moshe Shemesh

/s/ *
Creative Value Capital Ltd.
By: Daniel Saar

/s/ *
Rotem Shimoni

/s/ *
Neva Sebal Ltd.
By: Gadi Hazan

/s/ *
Dan Tzafrir

/s/ *
Davidian Brosh Entrepreneurship Ltd
By: Haim Davidian

/s/ *
Matan Har Noy

/s/ *
Carmit Shemesh

/s/ *
Idea L.P.
By: Moshe Arkin

/s/ *
More Provident Funds and Pension Ltd.
By: YD More Investments Ltd.
By: Yosef Meirov

/s/ *
Simon Sivan

/s/ *
YAZ investment and properties LTD
By: Yehuda Tzadik

/s/ *
Mazuz and Wieselberger Genesis Investments, Limited Partnership

By:

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